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As filed with the Securities and Exchange commission on August 21, 2003
Registration No. 333-108074

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Seacoast Financial Services Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)
04-1659040 (I.R.S. Employer Identification No.)
One Compass Place, New Bedford, Massachusetts 02740 (Address of Principal Executive Offices) (Zip Code)
Seacoast Financial Services Corporation 2003 Stock Incentive Plan (Full Title of the Plan)
Kevin G. Champagne President and Chief Executive Officer Seacoast Financial Services Corporation One Compass Place New Bedford, Massachusetts 02740 (Name and Address of Agent For Service)
(508) 984-6000 (Telephone Number, Including Area Code, of Agent For Service)

With a Copy to:
Deborah Drosnin, Esquire Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 (617) 832-1000

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5	Opinion of Foley Hoag LLP as to the legality of the Securities being registered*
23.1	Consent of Foley Hoag LLP (included in Exhibit 5)*
23.2	Consent of KPMG LLP*
23.3	Pursuant to Rule 437a of the Securities Act of 1933, the consent of Arthur Andersen LLP is not included because the Registrant is unable to obtain such consent.
24	Power of Attorney (contained on the signature page)*
99.1
Seacoast Financial Services Corporation 2003 Stock Incentive Plan (included as Appendix B to Seacoast's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2003 and incorporated herein by reference).

*
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Bedford, Massachusetts, on August 21, 2003.

SEACOAST FINANCIAL SERVICES CORPORATION
By:	/s/ KEVIN G. CHAMPAGNE Kevin G. Champagne President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as of August 21, 2003.

Signature	Title

/s/ KEVIN G. CHAMPAGNE Kevin G. Champagne	President, Chief Executive Officer and Director (Principal Executive Officer)
* Francis S. Mascianica, Jr.	Treasurer (Principal Financial and Accounting Officer)
* Howard C. Dyer	Director
* Mary F. Hebditch	Director
* Thornton P. Klarén, Jr.	Director
* J. Louis LeBlanc	Director
* Frederic D. Legate	Director
* Reale J. Lemieux	Director
* A. William Munro	Director

3

* John F. Murphy	Director
* Philip W. Read	Director
* Denise M. Renaghan	Director
* Carl Ribeiro	Director
* Joseph H. Silverstein	Director
* Gerald H. Silvia	Director
*By:	/s/ KEVIN G. CHAMPAGNE Kevin G. Champagne Attorney-in-fact

4

EXHIBIT INDEX

5	Opinion of Foley Hoag LLP as to the legality of the securities being registered*
23.1	Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5)*
23.2	Consent of KPMG LLP*
23.3	Pursuant to Rule 437a of the Securities Act of 1933, the consent of Arthur Andersen LLP is not included because the Registrant is unable to obtain such consent.
24	Power of Attorney (contained on the signature page)*
99.1
Seacoast Financial Services Corporation 2003 Stock Incentive Plan (included as Appendix B to Seacoast's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2003 and incorporated herein by reference).

*
Previously filed

5

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX